UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CENTURY COMMUNITIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	68-0521411
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to registered
Common Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-195678

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Common Stock, $0.01 par value per share, of Century Communities, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the section entitled “Description of Capital Stock” in the IPO Prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-195678), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, on May 5, 2014, as thereafter amended (the “S-1 Registration Statement”). Any form of prospectus or prospectus supplement to the S-1 Registration Statement that includes such descriptions and is subsequently filed with the Commission is also incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENTURY COMMUNITIES, INC.

Date: June 12, 2014	By:	/s/ Dale Francescon
	Name:	Dale Francescon
	Title:	Chairman of the Board of Directors and Co-Chief Executive Officer